Exhibit 4.2

KEYCORP

Subordinated Medium-Term Notes, Series N

Officers’ Certificate and Company Order

Pursuant to the Indenture dated as of June 10, 1994, as supplemented as of November 14, 2001, and as further supplemented as of November 13, 2013, relating to unsecured and subordinated notes (the “Indenture”) between KeyCorp, an Ohio corporation (the “Company’), and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), and resolutions adopted by the Company’s Board of Directors on May 22, 2014, this Officers’ Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the forms of the Securities of such series in accordance with Section 201 of the Indenture, and to establish the procedures for the authentication and delivery of specific Securities from time to time pursuant to Section 303 of the Indenture. As authorized by the Indenture, this Officers’ Certificate and Company Order has the same effect as, and is being used in lieu of, a supplemental indenture thereto.

All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities, (ii) the forms of such series of Securities, and (iii) the procedures for the authentication and delivery of such series of Securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A. Establishment of Series pursuant to Section 301 of the Indenture.

There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

(1) The Securities of such series shall bear the title “Subordinated Medium-Term Notes, Series N” (referred to herein as the “Notes”).

(2) The aggregate principal amount of the Notes of such series to be issued pursuant to this Officers’ Certificate is unlimited.

(3) (a) Each Note within such series shall mature on a date 9 months or more from its date of issue as specified in such Note and in the applicable Pricing Supplement; provided, however, that no Commercial Paper Rate Note (as defined below) shall mature less than 9 months and 1 day from its date of issue. Unless otherwise stated in the applicable Pricing Supplement, no Series N Note will mature less than 5 years from its date of issue. If the Maturity Date or Redemption Date specified in the applicable Pricing Supplement for any Note is a day that is not a Business Day, principal will be paid on the next day that is a Business Day with the same force and effect as if made on such specified Maturity Date or Redemption Date, as applicable. With respect to the Notes of this series, unless otherwise defined in the Pricing Supplement, (i) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in The City of New York; provided, however, that, with respect to foreign currency notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in the principal financial center (as defined) of the country issuing the specified currency (or, if the specified currency is the euro and for EURIBOR Notes (as defined below), such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open, which we refer to as a TARGET business day); provided, further, that, with respect to notes as to which LIBOR is an applicable interest rate basis, such day is also a London Business Day; (ii) “London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR currency) in London; and (iii) “principal financial center” means (1) the capital city of the country issuing the specified currency or (2) the capital city of the country to which the designated LIBOR currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be The City of New York and (solely in the case of the specified currency) Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

(b) If specified in the applicable Pricing Supplement Notes that the Notes are “Renewable Notes”, the Renewable Notes will mature on an interest payment date as specified in the applicable Pricing Supplement (the “initial maturity date”), unless the maturity of all or any portion of the principal amount is extended as described below. On the interest payment dates in June and December each year (unless different interest payment dates are specified in the Pricing Supplement), which are “election dates”, the maturity of the Renewable Notes will be extended to the interest payment date occurring 12 months after the election date, unless the holder elects to terminate the automatic extension of the maturity of the Renewable Notes or any portion having a principal amount of $1,000 or any multiple of $1,000 in excess thereof. To terminate, notice has to be delivered to the paying agent not less than nor more than the number of days specified in the applicable Pricing Supplement prior to the related election date. The option may be exercised with respect to less than the entire principal amount of the Renewable Notes so long as the principal amount for which the option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. The maturity of the Renewable Notes may not be extended beyond the final maturity date that is set forth in the applicable Pricing Supplement. If the holder elects to terminate the automatic extension of the maturity and the election is not revoked, then the portion of the Renewable Note for which election was made will become due and payable on the interest payment date, unless another date is set forth in the Pricing Supplement, falling six months after the election date prior to which the holder made such election. An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to the paying agent on any day following the effective date of the election to terminate the automatic extension and prior to the date 15 days before the date on which the portion would have matured.

(c) If specified in the applicable Pricing Supplement Notes that the Notes are “Extendible Notes”, the Company has the option to extend the stated maturity of such Extendible Notes for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date described in the related Pricing Supplement. The Company may exercise its option to extend the Extendible Note by notifying the applicable trustee (or any duly appointed paying agent) at least 50 but not more than 60 days prior to the then effective maturity date. If the Company elects to extend the Extendible Note, the Trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the Extendible Note a notice (“Extension Notice”) informing the holder of its election, the new maturity date and any updated terms. Upon the mailing of the Extension Notice, the maturity of such Extendible Note will be extended automatically as set forth in the Extension Notice. However, the Company may, not later than 20 days prior to the maturity date of an Extendible Note (or, if such date is not a Business Day, on the immediately succeeding Business Day), at its option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher spread and/or spread multiplier, in the case of a Floating Rate Note, for the extension period by mailing or causing the Trustee (or paying agent) to mail notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the Extendible Note. The notice will be irrevocable. If the Company elects to extend the maturity of an Extendible Note, the holder of the note will have the option to instead elect repayment of the note by the Company on the then effective maturity date. In order for an Extendible Note to be so repaid on the maturity date, the Company must receive, at least 25 days but not more than 35 days prior to the maturity date: (i) the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Extendible Note duly completed; or (ii) a facsimile transmission, telex or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Extendible Note, the principal amount of the Extendible Note to be repaid, the certificate number or a description of the tenor and terms of the Extendible Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Extendible Note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Extendible Note, will be received by the Trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the Trustee or paying agent receives the Extendible Note and form duly completed by that fifth business day. A holder of an Extendible Note may exercise this option for less than the aggregate principal amount of the Extendible Note then outstanding if the principal amount of the Extendible Note remaining outstanding after repayment is an authorized denomination.

(4) Each Note within such series that bears interest will bear interest at either (a) a fixed rate (the “Fixed Rate Notes”), (b) a floating rate determined by reference to one or more base rates, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below) (the “Floating Rate Notes”), or (c) an indexed rate (the “Indexed Notes”). Notes within such series may also be issued as “Zero Coupon Notes” which do not provide for any periodic payments of interest. Notes may be issued as Original Issue Discount Notes at a discount from the principal amount thereof due at the stated maturity as specified in the applicable Pricing Supplement. Any Floating Rate Note may also have either or both of the following as set forth in the applicable Pricing Supplement: (i) a maximum interest rate limitation, or ceiling, on the rate at which interest will accrue during any Interest Reset Period (as defined below); and (ii) a minimum interest rate limitation, or floor, on the rate at which interest will accrue during any Interest Reset Period. The interest rate on a Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested. The applicable Pricing Supplement may designate any of the following interest rate bases or formulas (“Base Rates”) as applicable to each Floating Rate Note: (a) the CD Rate, in which case such Note will be a “CD Rate Note”; (b) the CMS Rate, in which case such Note will be a “CMS Rate Note”; (c) the CMT Rate, in which case such Note will be a “CMT Rate Note”; (d) the Commercial Paper Rate, in which case such Note will be a “Commercial Paper Rate Note”; (e) the Eleventh District Cost of Funds Rate, in which case such Note will be an “Eleventh District Cost of Funds Rate Note”; (f) EURIBOR, in which case such note will be a “EURIBOR Note”; (g) the Federal Funds Rate, in which case such Note will be a “Federal Funds Rate Note”; (h) LIBOR, in which case such Note will be a “LIBOR Note”; (i) the Prime Rate, in which case such Note will be a “Prime Rate Note”; (j) the Treasury Rate, in which case such Note will be a “Treasury Rate Note”; or (k) one or more other Base Rates.

The interest rate on each Floating Rate Note for each Interest Period will be determined by reference to the applicable Base Rates specified in the applicable Pricing Supplement for such Interest Period, plus or minus the applicable Spread, if any, or multiplied by the applicable Spread Multiplier, if any. The “Spread” is the number of basis points, each one-hundredth of a percentage point, specified in the applicable Pricing Supplement to be added or subtracted from the Base Rate for a Floating Rate Note. The “Spread Multiplier” is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for a Floating Rate Note.

Each Note that bears interest will bear interest from and including its date of issue or from and including the most recent Interest Payment Date to which interest on such Note (or one or more predecessor Notes) has been paid or duly provided for (i) at the fixed rate per annum applicable to the related Interest Period, (ii) at the rate determined pursuant to the applicable index, or (iii) at a rate per annum determined pursuant to the Base Rates applicable to the related Interest Period or Interest Periods, in each case as specified therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or upon redemption. The first payment of interest on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. Interest rates and Base Rates are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise specified in the applicable Pricing Supplement, the “Interest Payment Dates” and the “Regular Record Dates” for Fixed Rate Notes shall be as described below under “Fixed Rate Notes” and the “Interest Payment Dates” and the “Regular Record Dates” for Floating Rate Notes shall be as described below under “Floating Rate Notes”.

The applicable Pricing Supplement will specify: (i) the issue price, Interest Payment Dates and Regular Record Dates; (ii) with respect to any Fixed Rate Note, the interest rate; (iii) with respect to any Index Note, the index; (iv) with respect to any Floating Rate Note, the Initial Interest Rate (as defined below), the method (which may vary from Interest Period to Interest Period) of calculating the interest rate applicable to each Interest Period (including, if applicable, the fixed rate per annum applicable to one or more Interest Periods, the period to maturity of any instrument on which the Base Rate for any Interest Period is predicated (the “Index Maturity”), the Spread and/or Spread Multiplier, the Interest Determination Dates (as defined below), the Interest Reset Dates and any minimum or maximum interest rate limitations); (v) whether such Note is an Original Issue Discount Note; and (vi) any other terms related to interest on the Notes.

Fixed Rate Notes.

Each Fixed Rate Note (except a Zero Coupon Note), whether or not issued as an Original Issue Discount Note, will bear interest at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes will be on June 15 and December 15 of each year and at maturity or upon redemption and the Regular Record Dates for the Fixed Rate Notes will be June 1 and December 1, respectively. Unless otherwise specified in the applicable Pricing Supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued to, but excluding, the relevant Interest Payment Date. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date or any applicable Redemption Date on a Fixed Rate Note is not a Business Day, such Interest Payment Date or Redemption Date shall be postponed to the next day that is a Business Day, and no interest will accrue for the period from and after the scheduled Interest Payment Date or Redemption Date, as the case may be.

A Fixed Rate Note may pay amounts in respect of both interest and principal amortized over the life of the Note (an “Amortizing Note”). Payments of principal and interest on Amortizing Notes will be made on the Interest Payment Dates specified in the applicable Pricing Supplement, and at the Maturity Date or any earlier Redemption Date. Payments on Amortizing Notes will be applied first to interest due and payable and then to the reduction of unpaid principal amount.

Floating Rate Notes.

Unless otherwise specified in the applicable Pricing Supplement and except as provided below, interest on Floating Rate Notes will be payable on the following Interest Payment Dates: in the case of Floating Rate Notes (other than Eleventh District Cost of Funds Rate Notes) with interest payable monthly, on the third Wednesday of each month of each year; in the case of Eleventh District Cost of Funds Rate Notes, on the first calendar day of each month as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes with interest payable quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with interest payable semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with interest payable annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement. Interest will also be paid at maturity or upon redemption. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates for the Floating Rate Notes will be the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date. In the event that any Interest Payment Date for any Floating Rate Note is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR and EURIBOR notes, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or on some other basis (such specified period, an “Interest Reset Period”, and the date on which each such reset occurs, an “Interest Reset Date”), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which are reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Floating Rate Notes that are Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement.

The interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note (the “Initial Interest Rate”) will be as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR and EURIBOR notes, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

Unless otherwise specified in the applicable Pricing Supplement, the interest rate determined with respect to any Interest Determination Date will become effective on and as of the next succeeding Interest Reset Date. As used herein, “Interest Determination Date” means the date as of which the new interest rate is determined for a particular Interest Reset Date, based on the applicable interest rate basis or formula as of that Interest Determination Date and calculated on the related Calculation Date. The “Calculation Date” is the date by which the calculation agent will determine the new interest rate that became effective on a particular Interest Reset Date based on the applicable interest rate basis or formula on the Interest Determination Date. The Interest Determination Date for all Floating Rate Notes (except LIBOR Notes, EURIBOR Notes, Treasury Rate Notes and Eleventh District Cost of Funds Rate Notes) will be the second Business Day before the Interest Reset Date. The Interest Determination Date in the case of LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the designated LIBOR currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date. For EURIBOR Notes, the Interest Determination Date will be the second TARGET business day before the applicable Interest Reset Date.

The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the same index maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week. If an auction date falls on any interest reset date, then the Interest Reset Date will instead be the first Business Day immediately following the auction date. The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco published the index.

Each interest payment on a floating rate note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to, but excluding, the following interest payment date or the maturity date, as the case may be. Accrued interest on a Floating Rate Note will be calculated by multiplying the principal amount of a note by an accrued interest factor (the “Accrued Interest Factor”). The Accrued Interest Factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). All currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

Unless otherwise specified in the applicable Pricing Supplement, KeyBank National Association will be the “calculation agent”. Unless otherwise specified in the applicable Pricing Supplement, the “calculation date”, if applicable, pertaining to any Interest Determination Date on a Floating Rate Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the relevant Interest Payment Date, or the maturity date, as the case may be.

CD Rate Notes. CD Rate Notes will bear interest for each interest reset period at an interest rate equal to the CD Rate, plus or minus any Spread, and/or multiplied by any Spread Multiplier as specified in such CD Rate Note and in the applicable Pricing Supplement. CD Rate Notes will be subject to the minimum interest rate or the maximum interest rate, if any, as specified in the applicable Pricing Supplement.

The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity described in the related pricing supplement, as published in H.15(519) prior to 3:00 p.m., New York City time, on the calculation date, for that interest determination date under the heading “CDs (secondary market).” The index maturity is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formulae will be calculated.

The calculation agent will observe the following procedures if the CD Rate cannot be determined as described above:

(I) If the above described rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD Rate will be the rate on that Interest Determination Date for negotiable certificates of deposit of the index maturity described in the pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

(II) If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, which may include one or more of the agents or their affiliates, selected by the Calculation Agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major United States money-center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity described in the pricing supplement. The calculation agent will select the three dealers referred to above.

(III) If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

As referenced above, “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. “H.15 Daily Update” means the daily update of H.15(519), available through the Internet site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CMS Rate Notes. CMS Rate Notes will bear interest for each Interest Reset Period at an interest rate based on the CMS Rate, plus or minus any Spread, and/or multiplied by any Spread Multiplier, and will be subject to the minimum interest rate or the maximum interest rate, if any, as specified in the applicable Pricing Supplement.

Unless otherwise set forth in the applicable Pricing Supplement, the CMS Rate for each Interest Reset Period will be the rate on the applicable Interest Determination Date for the designated maturity specified in the Pricing Supplement that appears on Reuters Screen ISDAFIX1 as of 11:00 a.m., New York city time.

The following procedures will be followed if the CMS Rate cannot be determined as described above:

(I) If the above rate is not displayed by 11:00 a.m. New York City time, the rate for such date shall be determined as if the parties had specified “USD-CMS-Reference Banks” as the applicable rate. “USD-CMS-Reference Banks” means, on any Interest Determination Date, the rate determined on the basis of the mid-market semi-annual swap rate quotations provided by the Reference Banks at approximately 11:00 a.m., New York city time on such Interest Determination Date; and for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the designated maturity commencing on that date and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with the designated maturity specified in the applicable Pricing Supplement. The rate for that date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(II) If no rate is available as described above, the CMS Rate for the new Interest Reset Period will be the same as for the immediately preceding Interest Reset Period. If there was no such interest reset period, the CMS Rate will be the initial interest rate.

Constant Maturity Treasury (CMT) Rate Notes. CMT Rate Notes will bear interest at the interest rates calculated with reference to the CMT Rate, plus or minus any Spread, and/or multiplied by any Spread Multiplier, if any, as specified in the CMT Rate Notes and in the applicable Pricing Supplement. CMT Rate Notes will be subject to the minimum and the maximum interest rate, if any, as specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, “CMT Rate” means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a “CMT Rate Interest Determination Date”):

(I) If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable Pricing Supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date. The calculation agent will follow the following procedures if the Reuters Page FRBCMT CMT Rate cannot be determined as described in the preceding sentence:

a. If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable Pricing Supplement and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption “Treasury constant maturities.”

b. If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the index maturity specified in the applicable Pricing Supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

c. If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable Pricing Supplement for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

d. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

(II) If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable Pricing Supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable Pricing Supplement as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. The calculation agent will follow the following procedures if the Reuters Page FEDCMT CMT Rate cannot be determined as described in the preceding sentence:

a. If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”

b. If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable Pricing Supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

c. If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable Pricing Supplement for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable Pricing Supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

d. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

e. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

Commercial Paper Rate Notes. Commercial Paper Rate Notes will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate, plus or minus any Spread, and/or multiplied by any Spread Multiplier, as specified in such Commercial Paper Rate Note and the applicable Pricing Supplement, and will be subject to the minimum interest rate or the maximum interest rate, if any, as specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the “Commercial Paper Rate” for any Interest Determination Date is the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity described in the related pricing supplement, as published in H.15(519) under the heading “Commercial Paper — Nonfinancial” prior to 3:00 p.m., New York City time, on the calculation date for that Interest Determination Date.

Unless otherwise specified in the applicable Pricing Supplement, the calculation agent will observe the following procedures if the Commercial Paper Rate cannot be determined as described above:

(I) If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the Commercial Paper Rate will be the money market yield of the rate on that Interest Determination Date for commercial paper having the index maturity described in the Pricing Supplement, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper — Nonfinancial.”

(II) If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Commercial Paper Rate to be the money market yield of the arithmetic mean of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the index maturity described in the pricing supplement placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized securities rating organization. The calculation agent will select the three dealers referred to above.

(III) If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable annual rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which the interest is being calculated.

Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate Notes will bear interest for each interest reset period based on the Eleventh District Cost of Funds Rate and any Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable Pricing Supplement.

Unless otherwise set forth in the applicable Pricing Supplement, the Eleventh District Cost of Funds Rate for each Interest Reset Period will be the rate on the applicable Interest Determination Date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption “11TH DIST COFI” on Reuters Page COFI/ARMS. “Reuters Page COFI/ARMS” means the display page designated as page COFI/ARMS on Reuters, or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as of 11:00 a.m., San Francisco time, on such Interest Determination Date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

(I) If the above rate is not displayed on the applicable Interest Determination Date, the Eleventh District Cost of Funds Rate will be the Eleventh District Cost of Funds Rate index on the applicable Interest Determination Date.

(II) If the Federal Home Loan Bank (“FHLB”) of San Francisco fails to announce the rate for the calendar month next preceding the applicable Interest Determination Date, then the

Eleventh District Cost of Funds Rate for the new interest reset period will be the same as for the immediately preceding Interest Reset Period. If there was no such Interest Reset Period, the Eleventh District Cost of Funds Rate index will be the initial interest rate.

(III) The “Eleventh District Cost of Funds Rate index” will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the applicable Interest Determination Date.

EURIBOR Rate Notes. EURIBOR Notes will bear interest for each interest reset period at an interest rate equal to EURIBOR, plus or minus any Spread, and/or multiplied by any Spread Multiplier as specified in such EURIBOR Note and the applicable Pricing Supplement. The EURIBOR Rate Notes will be subject to the minimum interest rate or the maximum interest rate, if any, as specified in the applicable Pricing Supplement.

The calculation agent will determine EURIBOR on each EURIBOR determination date, which is the second TARGET Business Day prior to the Interest Reset Date for each Interest Reset Period.

Unless otherwise specified in the applicable Pricing Supplement, EURIBOR means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to EURIBOR (a “EURIBOR interest determination date”), a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

(I) EURIBOR will be the offered rate for deposits in euro having the Index Maturity specified in the applicable Pricing Supplement, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

(II) If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

(III) If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that EURIBOR Interest Determination Date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Federal Funds Rate Notes. Federal Funds Rate Notes will bear interest for each Interest Reset Period at an interest rate equal to the Federal Funds Rate, plus or minus any Spread, and/or multiplied by any Spread Multiplier as specified in such Federal Funds Rate Note and the applicable Pricing Supplement. The Federal Funds Rate will be calculated by reference to either the Federal Funds (Effective) Rate, the Federal Funds Open Rate or the Federal Funds Target Rate, as specified in the applicable Pricing Supplement. The Federal Funds Rate will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, “Federal Funds Rate” means the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:

(I) If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal Funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

(II) If “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

(III) If “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

LIBOR Notes. LIBOR Notes will bear interest for each Interest Reset Period at an interest rate equal to the London interbank offered rate, referred to as LIBOR, plus or minus any Spread, and/or multiplied by any Spread Multiplier, as specified in such LIBOR Note and the applicable Pricing Supplement. The LIBOR Notes will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, on each Interest Determination Date, LIBOR will be the rate for deposits in the designated LIBOR currency having the index maturity specified in such Pricing Supplement as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

Unless otherwise specified in the applicable Pricing Supplement, on any Interest Determination Date on which no rate is displayed on Reuters Page LIBOR01, the calculation agent will determine LIBOR as follows:

(I) LIBOR will be determined on the basis of the offered rates, at approximately 11:00 a.m., London time, on the relevant LIBOR interest determination date, at which deposits in the LIBOR currency having the index maturity described in the related Pricing Supplement, beginning on the relevant interest reset date and in a representative amount, are offered by four major banks in the London interbank market to prime banks in that market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in the LIBOR currency. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the arithmetic mean of those quotations.

(II) If fewer than two quotations are provided as mentioned above, LIBOR will be the arithmetic mean of the rates quoted by three major banks in the principal financial center selected by the calculation agent at approximately 11:00 a.m. in the applicable principal financial center, on the Interest Determination Date for loans to leading European banks in the LIBOR currency having the index maturity designated in the pricing supplement and in a principal amount that is representative for a single transaction in the LIBOR currency in that market at that time. The calculation agent will select the three banks referred to above.

(III) If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR will remain LIBOR then in effect on that Interest Determination Date.

As referenced above, “LIBOR currency” means the currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Pricing Supplement, United States dollars.

Prime Rate Notes. Prime Rate Notes will bear interest at a rate equal to the Prime Rate, plus or minus any Spread, and/or multiplied by any Spread Multiplier as specified in the Prime Rate Notes and the applicable Pricing Supplement. Prime Rate Notes will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable Pricing Supplement.

The “Prime Rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the calculation date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The calculation agent will follow the following procedures if the Prime Rate cannot be determined as described above:

(I) If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on USPRIME1 as that bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on that Interest Determination Date.

(II) If at least one rate but fewer than four rates appear on USPRIME1 on the Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major money center banks in the City of New York selected by the calculation agent.

(III) If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“USPRIME1” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying Prime Rates or base lending rates of major U.S. banks.

Treasury Rate Notes. Treasury Rate Notes will bear interest at a rate equal to the Treasury Rate, plus or minus any Spread, and/or multiplied by any Spread Multiplier as specified in the Treasury Rate Notes and the applicable Pricing Supplement. Treasury Rate Notes will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the “Treasury Rate” for any Interest Determination Date is the rate from the auction held on such Treasury Rate Interest Determination Date (the “auction”) of direct obligations of the United States (“treasury bills”) having the index maturity specified in such Pricing Supplement under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) by 3:00 p.m., New York City time, on the calculation date for that Interest Determination Date.

The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:

(I) If the rate is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the auction rate of such Treasury Bills as published in H.15 Daily Update, or such recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High.”

(II) If the rate is not so published by 3:00 p.m., New York City time, on the calculation date and cannot be determined as described in the immediately preceding paragraph, the Treasury Rate will be the bond equivalent yield of the auction rate of such Treasury Bills as otherwise announced by the United States Department of Treasury.

(III) If the results of the most recent auction of Treasury Bills having the index maturity described in the pricing supplement are not published or announced as described above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held on the interest determination date, then the Treasury Rate will be the bond equivalent yield on such interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on such interest determination date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/ Treasury Bills (Secondary Market).”

(IV) If such rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) for the issue of Treasury Bills with a remaining maturity closest to the index maturity described in the related Pricing Supplement. The calculation agent will select the three dealers referred to above.

(V) If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on that Interest Determination Date.

“Bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x N
Bond Equivalent Yield	=	360 — (D x M)	× 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Zero Coupon Notes.

The specific terms of any Zero Coupon Notes will be set forth in the applicable Pricing Supplement.

Indexed Notes.

The Company may issue notes for which the amount of interest or principal that will be paid will not be known on its date of issue. The Company will specify the formulae for computing interest or principal payments for these types of notes, which is called “Indexed Notes”, by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or composites or baskets of any or all of the above. Examples of indexed items that the Company may use include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese Yen, or the price in a particular market of a barrel of West Texas intermediate crude oil. The amount of interest and principal that will be paid will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the applicable Pricing Supplement, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

(5) Unless otherwise specified in the applicable Pricing Supplement, principal of (and premium, if any) and interest (if any) on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to any Global Security (as defined below) representing Book-Entry Notes (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of Deutsche Bank Trust Company Americas (the “Paying Agent”), in New York City, New York, provided that payments of interest with respect to any Certificated Note (as defined below), other than interest at maturity or upon redemption, may be made at the option of the Company by check mailed to the address of the person or entity entitled thereto as it appears on the security register of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, holders of $1,000,000 or more in aggregate principal amount of Certificated Notes shall be entitled to receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Paying Agent in writing not later than 15 calendar days prior to the applicable Interest Payment Date.

(6) If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company on the date or dates prior to maturity specified in the applicable Pricing Supplement at the price or prices specified in the applicable Pricing Supplement: (i) Unless otherwise specified in such Pricing Supplement, in the case of Notes other than Zero

Coupon Notes or certain interest bearing notes issued as Original Issue Discount Notes, expressed as a specified percentage of the principal amount of such Note, together with accrued interest, if any, to the date of redemption stated in the applicable Pricing Supplement; (ii) Unless otherwise specified in the applicable Pricing Supplement, in the case of Zero Coupon Notes or certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement), as a specified percentage of the Amortized Face Amount (as defined below) of such Note (as described in paragraph (10) below), together with accrued interest, if any, to the date of redemption (or, in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid “qualified stated interest” payments (as specified in Paragraph (10) below). Unless otherwise specified in the applicable Pricing Supplement, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part upon the terms and conditions set forth in Article Eleven of the Indenture.

(7) Unless otherwise specified in the applicable Pricing Supplement, the Company shall not be obligated to redeem or purchase any Notes of such series pursuant to any sinking fund or analogous provisions or at the option of any Holder.

(8) Unless otherwise specified in the applicable Pricing Supplement, Notes of such series may be issued only in fully registered form. Unless otherwise specified in the applicable Pricing Supplement, the authorized denomination of the Notes of such series other than Foreign Currency Notes (as defined below), shall be $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. Foreign Currency Notes will be issued in the denominations specified in the applicable Pricing Supplement.

(10) The portion of the principal amount of the Notes, other than Original Issue Discount Notes (including any Zero Coupon Notes), which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof. Unless otherwise specified in the applicable Pricing Supplement, the portion of the principal amount of Zero Coupon Notes and certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement) upon any acceleration of the maturity thereof will be the Amortized Face Amount and in the case of an interest-bearing note issued as an Original Issue Discount Note, any accrued but unpaid qualified stated interest payments. Unless otherwise specified in the applicable Pricing Supplement, the amount payable to the holder of such Original Issue Discount Note upon any redemption thereof will be the applicable specified percentage of the Amortized Face Amount thereof specified in the applicable Pricing Supplement, and in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid “qualified stated interest” payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department (the “Regulations”)). The “Amortized Face Amount” of an Original Issue Discount Note shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face of such Original Issue Discount Note) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of such Original Issue Discount Note within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), whether denominated as principal or interest, over the Issue Price of Original Issue Discount Note) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of

Original Issue Discount Note to the date of determination, minus (c) any amount considered as part of the “stated redemption price at maturity” of such Original Issue Discount Note which has been paid on such Original Issue Discount Note from the date of issue to the date of determination. In no event can the Amortized Face Amount exceed the principal amount of such Note due at the stated maturity thereof.

(11) The Notes may be denominated, and payments of principal of and interest on the Notes will be made, in United States dollars or in such foreign currencies or foreign currency units (a “Specified Currency”) as may be specified in the applicable Pricing Supplement (“Foreign Currency Notes”).

(12) Except as otherwise described in Paragraphs (4) and (10) above, the amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

(13) Foreign Currency Notes will be paid in U.S. dollars converted from the Specified Currency unless a Holder of Foreign Currency Notes elects to be paid in the Specified Currency or unless the applicable Pricing Supplement provides otherwise. In the case of a Note having a Specified Currency other than U.S. dollars, the principal of that Note in U.S. dollars will be based on the highest bid quotation in The City of New York received by an agent specified in the applicable pricing supplement (the “exchange rate agent”) at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by the Company for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, the Company will make payments in the Specified Currency. All currency exchange costs will be borne by the holders of the Foreign Currency Note by deductions from such payments. Unless indicated otherwise in the applicable Pricing Supplement, a holder of Foreign Currency Notes may elect to receive payment of the principal of and interest on the Foreign Currency Notes in the Specified Currency by transmitting a written request for such payment to the corporate trust office of the Trustee in The City of New York on or prior to the Regular Record Date or at least 15 calendar days prior to maturity, as the case may be. A Holder may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. A Holder of a Foreign Currency note may elect to receive payment in the Specified Currency for all principal and interest payments and need not file a separate election for each payment. Such Holder’s election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least 15 calendar days prior to the maturity date, as the case may be. If a Specified Currency is not available for the payment of principal, premium or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the Company’s control, the Company will be entitled to satisfy its obligations to Holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “market exchange rate”) as computed by the exchange rate agent on the second business day prior to such payment or, if not then available, on the basis of the most recently available market exchange rate or as otherwise indicated in an applicable Pricing Supplement. All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

(15) Unless otherwise specified in the applicable Pricing Supplement, the Notes shall be subject to the events of default specified in Section 501, paragraphs (1) through (3) of the Indenture.

(16) Each Note will be represented by either a master global note or a global note in fully registered form (each a “Global Note”) registered in the name of a nominee of the Depository (each such Note represented by a Global Note being herein referred to as a “Book-Entry Note”) or a certificate issued in definitive registered form, without coupons (a “Certificated Note”), as set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, The Depository Trust Company will act as Depositary. Except as provided in Section 305 of the Indenture, Book-Entry Notes will not be issuable in certificated form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such Global Note for all purposes under the Indenture and the Notes.

(18) Interest will be payable to the person in whose name a Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date (as defined below); provided, however, that interest payable at maturity or upon redemption will be payable to the person to whom principal shall be payable.

(19) Unless otherwise specified in the applicable Pricing Supplement, the Notes shall be defeasible pursuant to Sections 1302 and 1303 of the Indenture.

(22) The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but, except as otherwise provided in the applicable Pricing Supplement, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which such payments are made.

(25) The Notes shall be subject to the subordination provisions contained in Article Sixteen of the Indenture. Subject to the terms of the Indenture and the resolutions and authorization referred to in the first paragraph hereof, the Notes shall have such other terms (which may be in addition to or different from the terms set forth herein) as are specified in the applicable Pricing Supplement.

B. Establishment of Note Forms pursuant to Section 201 of Indenture.

It is hereby established pursuant to Section 201 of the Indenture that the Global Securities representing Book-Entry Notes shall be substantially in the forms attached as Exhibits A, B and C hereto, unless a different form is provided in the applicable Pricing Supplement (which Pricing Supplement shall be deemed a copy of a Board Resolution certified by the secretary or an assistant secretary of the Company satisfying the requirements of Section 201 of the Indenture).

C. Establishment of Procedures for Authentication of Notes Pursuant to Section 303 of Indenture.

It is hereby ordered pursuant to Section 303 of the Indenture that Notes may be authenticated by the Trustee and issued in accordance with the Administrative Procedures attached hereto as Exhibit D and upon receipt by the Trustee (including by facsimile) of a Pricing Supplement to this Officers’ Certificate and Company Order (a “Pricing Supplement”), setting forth the information specified or contemplated therein for the particular Notes to be authenticated and issued, in substantially the form attached as Exhibit E hereto or in such other form as may be approved by an Authorized Officer, such approval being conclusively evidenced by the Authorized Officers’ execution or approval for filing with the Commission of the same of the Authorized Officer’s instruction to the Trustee to authenticate Notes having the terms specified in the same. If such Pricing supplement is executed, as least one officer signing such Pricing Supplement shall be an Authorized Officer as defined in the resolutions referred to in the first paragraph hereof. If such Pricing Supplement is not executed, Notes may be authenticated by the Trustee and issued in accordance with the Administrative Procedures upon the telephone or written order of an Authorized Officer.

D. Other Matters.

The applicable Pricing Supplement shall specify any agent of the Company designated for the purpose of delivering, for cancellation by the Trustee pursuant to Section 309 of the Indenture, Notes which have not been issued and sold by the Company.

Attached as Exhibit F hereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company on May 22, 2014; such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s Board of Directors or by any Authorized Officers relating to the offering and sale of the Notes.

[Remainder of the page is intentionally left blank; signature page follows.]

The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Company’s Board of Directors. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) the procedures for authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated: June 10, 2014

KEYCORP

By:	/s/ Joseph M. Vayda
Joseph M. Vayda
Treasurer

By:	/s/ Michelle L. Potter
Michelle L. Potter
Vice President and Assistant Secretary

Signature Page to Officers’ Certificate and Company Order, Series N

EXHIBIT A – FORM OF SUBORDINATED MEDIUM-TERM NOTE, SERIES N

(FIXED RATE)

EXHIBIT B – FORM OF SUBORDINATED MEDIUM-TERM NOTE, SERIES N

(FLOATING RATE)

EXHIBIT C – FORM OF SUBORDINATED MEDIUM-TERM NOTE, SERIES N

(MASTER GLOBAL NOTE)

EXHIBIT D – ADMINISTRATIVE PROCEDURES

EXHIBIT E – FORM OF PRICING SUPPLEMENT

EXHIBIT F – RESOLUTIONS OF THE COMPANY’S BOARD OF DIRECTORS

DATED MAY 22, 2014